                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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                         [ ] Preliminary Proxy Statement

                        [ ] CONFIDENTIAL, FOR USE OF THE
                        COMMISSION ONLY (AS PERMITTED BY
                                RULE 14A-6(e)(2))

                         [_] Definitive Proxy Statement

                       [X] Definitive Additional Materials

               [_] Soliciting Material Pursuant to ss. 240.14a-12

                  MONMOUTH REAL ESTATE INVESTMENT CORPORATION
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                   MONMOUTH REAL ESTATE INVESTMENT CORPORATION
                             Juniper Business Plaza
                          3499 Route 9 North, Suite 3-C
                           Freehold, New Jersey 07728

                                 April 25, 2003

Dear Stockholder:

     We are sending you this letter to supplement certain information in our proxy statement, dated April 7, 2003 (the "Proxy Statement"), relating to our annual meeting of stockholders that is scheduled to be held on Tuesday, May 6,
2003, at 4:00 p.m., local time, at Juniper Business Plaza, 3499 Route 9 North,
Suite 3-C, Freehold, New Jersey 07728. As set forth in the notice for the meeting, among other matters, you will be asked to consider and vote upon a proposal to reincorporate the Company as a Maryland corporation pursuant to a merger of the Company with and into a newly formed, wholly-owned subsidiary of the Company incorporated in Maryland (the "Reincorporation"). Only holders of record of shares of the Company's Class A common stock as of March 25, 2003 are entitled to vote at the meeting and any adjournments thereof and are receiving this letter.

     On April 8, 2003, a shareholder of the Company filed a lawsuit, Abrams v.
Monmouth Real Estate Investment Corporation, et al., against the Company and each of its directors in the Delaware Court of Chancery attacking the adequacy of the Company's disclosures in the Proxy Statement and seeking to enjoin the
Reincorporation. The Company and the directors deny any liability with respect to the claims alleged in the lawsuit and believe that those claims are without merit. However, to minimize the expense, inconvenience and distraction of litigation and to avoid any delays in the stockholder vote on the
Reincorporation, the Company and the directors have agreed to settle the lawsuit by making supplemental disclosures. Specifically, the "Reasons for the Merger"
section of the Proxy Statement, beginning on page 4 of the Proxy Statement, is supplemented with the additional information reflected in the revised and restated version of that section set forth below:

Reasons for the Merger

     The board of directors recommends that the Company become a Maryland corporation subject to the statutes of Maryland rather than Delaware for several reasons. First, the board of directors is currently considering methods of attracting additional capital in order to enhance stockholder value, which the board believes can be better facilitated under Maryland law. This additional capital may take the form of preferred securities, convertible preferred securities, or other hybrid securities depending on the market conditions at the time of issuance. Under Delaware law and the Company's current charter, to issue certain of these securities the Company would have to call a stockholders'
meeting to amend its charter. With the time to prepare a proxy statement and to comply with applicable state corporate and federal securities laws, obtaining the necessary stockholder approval could take up to four months. This delay could cause the Company to miss the opportune time to market its securities.
Under Maryland law and Monmouth Maryland's Charter, the board can authorize and issue any type of security negotiated with investors without the necessity of a stockholders' meeting. Therefore, being

organized under Maryland law and being governed by the Maryland Charter will better enable the Company to raise capital without delay when market conditions are most favorable.

     Under Delaware law, the Company's current charter could be amended at a stockholders' meeting to permit the issuance of certain other securities, such as "blank check" preferred stock, which could then be issued by the board of directors without stockholder approval if an opportunity arises. Although the creation of such stock could potentially eliminate the need for stockholder action and the resulting delay, the authorization of such stock could result in a higher Delaware franchise tax burden for the Company. Unlike Delaware,
Maryland does not impose a franchise tax on a corporation incorporated under its laws. Therefore, being organized under Maryland law and being governed by the
Maryland Charter will enable the Company to avoid exposure to the possibility of additional franchise taxes.

     Also, there are certain non-equity securities, such as subordinated debentures, that could potentially be authorized and issued under Delaware law without the necessity of a stockholders' meeting. Under Maryland law and
Monmouth Maryland's Charter, the board can authorize and issue any type of security negotiated with investors without the necessity of a stockholders'
meeting. Therefore, being organized under Maryland law and being governed by the
Maryland Charter will enable the Company to choose from a greater range of securities in the event it decides to authorize and issue securities without holding a stockholders' meeting.

     Second, by reincorporating in Maryland the Company will be able to eliminate its annual Delaware franchise tax expenses. The State of Delaware imposes franchise taxes on Delaware corporations based on alternative formulas involving either (i) the corporation's aggregate number of shares of authorized stock; or (ii) the corporation's capital structure as compared to its assets. A
Delaware corporation may elect to be treated under the alternative that results in the lesser amount of franchise tax imposed on the corporation. The Company has always elected to be considered under the alternative formula which results in the lower franchise tax burden, however, that burden is still substantial relative to the state tax in Maryland.

     For the years ended December 31, 2002, 2001 and 2000, the Company's
Delaware franchise taxes were approximately $47,400, $40,800 and $32,200, respectively. Unlike Delaware, Maryland does not impose a franchise tax on a corporation incorporated under its laws. If the Company is reincorporated in
Maryland, the only amount payable annually to Maryland as a result of being incorporated under its laws currently would be $100 to be paid in conjunction with Maryland's annual reporting requirements. This would result in the Company saving the entire amount paid for Delaware franchise taxes which historically has been in excess of $25,000. Some of the savings anticipated by the
Reincorporation may be offset by expenses associated with effectuating the
Reincorporation, such as filing, legal, printing and similar expenses. Those expenses are estimated to be less than $25,000, exclusive of litigation costs.

     Finally, the Maryland Charter and Maryland statutes will provide the
Company with a greater ability to preserve its REIT status and to defend against an unsolicited takeover deemed not to be in the best interests of the stockholders. See "Comparison of the Delaware Code, Delaware Charter and
Delaware Bylaws to the Maryland Code, Maryland Charter and Maryland Bylaws -
Certain Anti-Takeover Effects." The board of directors believes approximately half of the publicly traded REITs are organized under Maryland statutes, and therefore REIT investors

are familiar with the Maryland statutes applicable to REITs and perceive them to be beneficial to the operation of a REIT.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF
THE PROPOSAL TO REINCORPORATE THE COMPANY IN THE STATE OF MARYLAND.

     YOU ARE URGED TO READ THE PROXY STATEMENT AND THIS SUPPLEMENT CAREFULLY IN
DECIDING WHETHER TO VOTE FOR THE APPROVAL OF THE PROPOSAL TO REINCORPORATE THE
COMPANY IN THE STATE OF MARYLAND.

     In the event you have already returned your Proxy Card and wish to change your vote, please call Rosemarie Faccone or Susan Jordan at 732-577-9996, and we
will make arrangements to accomplish your request. Proxy Cards will also be available at the annual meeting.

                                       /s/ EUGENE W. LANDY

                                       Eugene W. Landy
                                       President and Director